Exhibit 99.1

Westar Energy announces 3rd quarter 2015 results.
TOPEKA, Kan., Nov. 3, 2015 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $138 million, or $0.97 per share, for the third quarter 2015 compared with earnings of $147 million, or $1.13 per share, for the third quarter 2014. Earnings for the nine months ended Sept. 30, 2015 were $253 million, or $1.84 per share, compared with $270 million, or $2.08 per share, for the same period in 2014.

Net income for the third quarter 2015 decreased primarily from lower corporate-owned life insurance benefits, recording a $3 million refund obligation for transmission revenues and recording a $2 million write-off for canceled capital projects related to retirements of generating units.

Net income for the nine months ended Sept. 30, 2015 decreased primarily from lower energy marketing margins of $13 million due to greater power price volatility in 2014 in the wholesale markets and recording an $11 million refund obligation for transmission revenues.

In addition to the decrease in net income, basic EPS decreased for the quarter and year-to-date periods due to issuance of common stock.

Earnings Guidance

The company tightened its 2015 earnings guidance range to $2.18 to $2.25 per share from $2.18 to $2.33. Additionally the company issued preliminary 2016 earnings guidance of $2.38 to $2.53 per share. Factors the company believes to be drivers of earnings guidance for both years are located under Supplemental Materials within the Investor section of the company website at www.WestarEnergy.com.

Conference Call and Additional Company Information

Westar Energy management will host a conference call Wednesday, Nov. 4 with the investment community at 10:00 a.m. ET (9:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 877-703-6106, participant code 48652722. A webcast of the live conference call will be available at www.WestarEnergy.com.

Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.

This earnings announcement, a package of detailed third-quarter financial information, the company's quarterly report on Form 10-Q for the period ended Sept. 30, 2015 and other

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Westar Energy announces 3rd quarter results

filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, digital meters and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed Nov. 3, 2015, (a) under the heading "Forward-Looking Statements." (b) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (c) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 3, 10 and 12; and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Media Contact:
Gina Penzig
Media Relations Manager
Phone: 785-575-8089
Gina.Penzig@westarenergy.com
Media line: 888-613-0003

Investor Contact:
Bruce Burns
Director, Investor Relations
Phone: 785-575-8227
Bruce.Burns@westarenergy.com

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Westar Energy announces 3rd quarter results

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2015	2014	Change	% Change	2015	2014	Change	% Change
	(Dollars In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$255,804	$261,106	$(5,302)	(2.0)	$610,775	$629,064	$(18,289)	(2.9)
Commercial	213,461	223,588	(10,127)	(4.5)	550,761	562,882	(12,121)	(2.2)
Industrial	105,307	113,039	(7,732)	(6.8)	304,937	314,518	(9,581)	(3.0)
Other retail	1,620	(6,032)	7,652	126.9	(5,503)	(17,587)	12,084	68.7
Total Retail Revenues	576,192	591,701	(15,509)	(2.6)	1,460,970	1,488,877	(27,907)	(1.9)
Wholesale	87,918	97,680	(9,762)	(10.0)	249,502	290,727	(41,225)	(14.2)
Transmission	61,190	67,145	(5,955)	(8.9)	181,070	192,311	(11,241)	(5.8)
Other	7,529	7,514	15	0.2	21,657	33,349	(11,692)	(35.1)
Total Revenues	732,829	764,040	(31,211)	(4.1)	1,913,199	2,005,264	(92,065)	(4.6)
OPERATING EXPENSES:
Fuel and purchased power	163,943	200,755	(36,812)	(18.3)	459,504	539,373	(79,869)	(14.8)
SPP network transmission costs	57,487	55,720	1,767	3.2	171,651	163,211	8,440	5.2
Operating and maintenance	80,444	84,213	(3,769)	(4.5)	248,263	277,841	(29,578)	(10.6)
Depreciation and amortization	77,184	72,279	4,905	6.8	228,529	213,270	15,259	7.2
Selling, general and administrative	60,485	60,977	(492)	(0.8)	179,567	179,633	(66)	—
Taxes other than income tax	37,682	34,677	3,005	8.7	113,047	104,248	8,799	8.4
Total Operating Expenses	477,225	508,621	(31,396)	(6.2)	1,400,561	1,477,576	(77,015)	(5.2)
INCOME FROM OPERATIONS	255,604	255,419	185	0.1	512,638	527,688	(15,050)	(2.9)
OTHER INCOME (EXPENSE):
Investment earnings	314	1,655	(1,341)	(81.0)	4,427	7,208	(2,781)	(38.6)
Other income	637	14,991	(14,354)	(95.8)	18,572	26,566	(7,994)	(30.1)
Other expense	(5,392)	(6,242)	850	13.6	(13,737)	(14,192)	455	3.2
Total Other (Expense) Income	(4,441)	10,404	(14,845)	(142.7)	9,262	19,582	(10,320)	(52.7)
Interest expense	44,306	44,531	(225)	(0.5)	134,120	138,075	(3,955)	(2.9)
INCOME BEFORE INCOME TAXES	206,857	221,292	(14,435)	(6.5)	387,780	409,195	(21,415)	(5.2)
Income tax expense	66,293	71,532	(5,239)	(7.3)	127,810	132,643	(4,833)	(3.6)
NET INCOME	140,564	149,760	(9,196)	(6.1)	259,970	276,552	(16,582)	(6.0)
Less: Net income attributable to noncontrolling interests	2,561	2,378	183	7.7	7,277	6,742	535	7.9
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$138,003	$147,382	$(9,379)	(6.4)	$252,693	$269,810	$(17,117)	(6.3)
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$0.97	$1.13	$(0.16)	(14.2)	$1.84	$2.08	$(0.24)	(11.5)
Diluted earnings per common share	$0.97	$1.10	$(0.13)	(11.8)	$1.82	$2.04	$(0.22)	(10.8)
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	141,623	130,196	11,427	8.8	136,686	129,526	7,160	5.5
Diluted	141,838	133,029	8,809	6.6	138,182	132,200	5,982	4.5
DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.35	$0.01	2.9	$1.08	$1.05	$0.03	2.9
Effective income tax rate	32%	32%			33%	32%

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